SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    October 19, 2003

RENAISSANCE ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)

0-23782	84-1094630
(Commission File Number)	(IRS Employer Identification No.)

275 Century Circle, Ste. 102, Louisville, CO	80027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(303) 664-0300

N/A
(Former name or former address, if changed since last report)

Item 5.                                    OTHER EVENTS

The Registrant completed its 2003 Renaissance Faire season on Sunday, October 19, 2003.  Attendance at the Registrant’s Faire’s was down approximately 12% from plan for the season, resulting in a decrease of revenues of approximately $1,500,000, compared to plan and $650,000 compared to the 2002 season.  This revenue shortfall was primarily due to attendance at the Registrant’s Northern California Faire, which closed on October 19, 2003, being down over 37% from plan.  This unexpected revenue shortfall for the Northern California Faire plus lower than planned revenues for Registrant’s Southern California and New York Faire’s due to relatively poor weather conditions has jeopardized Registrant’s ability to continue as a going concern.  Registrant’s current cash reserves are not sufficient to meet its cash requirements for the balance of the year, including $337,500 in obligations due in November 2003.  Registrant’s management is considering alternatives for raising operating capital, including the sale of one or more of the Faires and the sale of the Registrant’s securities to one or more investors, including possibly officers and directors of the Registrant, but there can be no assurance that these efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 22, 2003

RENAISSANCE ENTERTAINMENT CORPORATION.

By:	Charles S. Leavell
Its:	CEO and Chairman of the Board